SGS

ADDRESS ALL CORRESPONDENCE TO
COMMERCIAL TESTING & ENGINEERING CO.
4005 PARIS STREET, SUITE B-200
DENVER, CO 80239
TEL: (303) 373-4772
FAX: (303) 373-4791

January 27, 2006

GEOTECH THERMAL GENERATOR, INC
110 E. ATLANTIC AVE.
SUITE 200
DELRAY BEACH FL 33444

Sample identification by
GEOTECH THERMAL GENERATOR, INC

SAMPLE ID:
COAL FINES

Kind of sample COAL

Sample taken at

Sample taken by

Date sampled January 10, 2006

Date received January 20, 2006

Analysis report no. 72-523493

PROXIMATE ANALYSIS

	As Received	Dry Basis	Air Dry Basis
% Moisture	3.52	xxxxxx	1.21
% Ash	17.60	18.24	18.02
% Volatile	29.48	30.56	30.19
% Fixed Carbon	49.40	51.20	50.58
	100.00	100.00	100.00
Btu/lb.	11419	11836	11693
% Sulfur	0.93	0.96	0.95

MAF Btu/lb.	14477
% MAF Volatile	37.38
% MAF Fixed Carbon	62.62
lb SO_2/mm Btu	1.63
% Air Dry Loss	2.33

lb Sulfur/mm Btu	0.81
As Received Net Sample Wt.	635.60 gr.

MEMBER ACIL

Respectfully submitted
COMMERCIAL TESTING & ENGINEERING CO.

Byron C. Cat[illegible]

Denver Laboratory

SGS

ADDRESS ALL CORRESPONDENCE TO:
COMMERCIAL TESTING & ENGINEERING CO.
4665 PARIS STREET, SUITE B-200
DENVER, CO 80239
TEL: (303) 373-4772
FAX: (303) 373-4791

February 15, 2006

Geotech Thermal Generator, Inc.
110 East. Atlantic Ave.
Suite 200
Delray Beach, FL 33444
USA

Client Sample ID:
Date Received: 02/13/2006
Matrix: Coal
Net Sample Weight: 486.00

Sample Type : -8 mesh

SGS Sample ID: 072-17978-001

	As Received	Dry	MAF
% Moisture, Total	3.10		
% Ash	7.33	7.56	
% Volatile Matter	32.23	33.26	35.98
% Fixed Carbon	57.34	59.18	64.02
Gross Calorific Value (Btu/lb)	13209	13632	14747
% Sulfur	0.86	0.89	
Analyte		**Result**	
Pounds of Ash/mm Btu		5.55 lb	
Pounds of Sulfur/mm Btu		0.65 lb	
Pounds of SO2/mm Btu		1.30 lb	

MEMBER ACIL

Respectfully submitted,
COMMERCIAL TESTING & ENGINEERING CO.

Kristi Bell

Denver Laboratory

Commercial Testing & Engineering Co. | Minerals Services - Corporate Office
1919 S. Highland Ave., Suite 210B, Lombard, IL 60148 t (630) 953-9300 f (630) 953-9306 www.sgs.com